Exhibit 99.1

POGO PRODUCING COMPANY & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the disposition of substantially all of the Company’s federal and state Gulf of Mexico oil and gas leasehold interests and related pipelines and equipment for $419.5 million in cash, which closed on June 8, 2007 (“Gulf of Mexico Disposition”).

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2006 has been derived from the Company’s consolidated income statement for the year ended December 31, 2006. The unaudited pro forma condensed consolidated income statement should be read together with the Company’s consolidated income statement and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2006.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 and the unaudited pro forma condensed consolidated income statement for the three months ended March 31, 2007 have been derived from the Company’s interim consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and should be read in conjunction with those financial statements, including the notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:

•                                          the pro forma income statements present the Company’s operations as if the Gulf of Mexico Disposition had occurred on January 1, 2006;

•                                          the balance sheet data presents the Company’s Gulf of Mexico Disposition as if it occurred on March 31, 2007; and

•                                          the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Gulf of Mexico Disposition as if it had occurred at December 31, 2006.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only.  The financial results may have been different if the Gulf of Mexico Disposition had occurred as of the dates indicated above.  This financial information does not purport to indicate the future results that the Company will experience.

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2007

(in millions)

(Unaudited)

		Gulf of Mexico
		Disposition
	Historical	Pro Forma
	Consoldated	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash investments	$17.1	$415.6	(a)	$17.1
		(415.6	)(g)
Accounts receivable	161.3			161.3
Other receivables	43.1			43.1
Federal income taxes receivable	1.6			1.6
Inventories - Product	11.7			11.7
Inventories - Tubulars	27.6			27.6
Other	8.4			8.4
Total current assets	270.8	—		270.8

Property and equipment:	8,478.2	(667.4	)(b)	7,810.8
Less - Accumulated D D & A	1,936.8	(451.4	)(b)	1,485.4
	6,541.4	(216.0)		6,325.4

Other	43.3			43.3
Assets held for sale	90.7			90.7
	$6,946.2	$(216.0)		$6,730.2
LIABILITIES
Current liabilities:
Accounts payable - operating activities	$185.9	$—		$185.9
Accounts payable - investing activities	150.0	—		150.0
Income taxes payable	30.1	117.3	(c)	147.4
Accrued interest payable	42.3	—		42.3
Accrued payroll and related	7.7	—		7.7
Deferred income taxes	2.4	0.4	(e)	2.8
Commodity derivative contracts	7.8	—		7.8
Other	21.8	(3.2	)(b)	18.9
		0.3	(d)
Total current liabilities	448.0	114.8		562.8

Long-term debt	2,308.7	(415.6	)(g)	1,893.1
Asset retirement obligation	158.8	(47.0	)(b)	111.8
Deferred income taxes	1,420.4	(30.0	)(c)	1,390.4
Deferred credits	52.0	—		52.0
Total liabilities	4,387.9	(377.8)		4,010.1
SHAREHOLDERS’ EQUITY
Common stock	65.8	—		65.8
Additional capital	977.6	—		977.6
Retained earnings	1,867.4	162.2	(d)	2,028.4
		(1.2	)(e)
Accumulated other comprehensive income	8.8	0.8	(e)	9.6
Treasury stock, at cost	(361.3)	—		(361.3)
Total shareholders’ equity	2,558.3	161.8		2,720.1
	$6,946.2	$(216.0)		$6,730.2

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income

Three Months Ended March 31, 2007

(in millions, except per share amounts)

(Unaudited)

	Pogo	Less:
	Historical	Gulf of Mexico	Pro Forma
	Consolidated	Disposition (f)	Adjustments		Pro Forma

Revenue and Other Income
Oil & gas revenues	$321.2	$28.2	$—		$293.0
Other	30.2	—	—		30.2
Total	351.4	28.2	—		323.2
Operating Costs and Expenses:
Lease operating	67.5	24.0	—		43.5
General and administrative	34.7	—	—		34.7
Exploration	9.6	—	—		9.6
Dry hole and impairment	71.8	0.1	—		71.7
DD&A	133.9	6.4	—		127.5
Production and other taxes	20.0	0.1	—		19.9
Natural gas purchases	24.8				24.8
Other	7.5	1.0	—		6.5
Total	369.8	31.6	—		338.2
Operating Income (Loss)	(18.4)	(3.4)	—		(15.0)
Interest:
Charges	(43.0)	—	7.1	(g)	(35.9)
Income	0.4	—	—		0.4
Capitalized	19.4	0.8	0.2	(g)	18.8
Commodity Derivative Expense (e)	(3.1)	—	—		(3.1)
Foreign Currency Transaction Gain	0.9	—	—		0.9
Income (Loss) before Taxes	(43.8)	(2.6)	7.3		(33.9)
Income Tax Expense (Benefit)	(22.6)	(0.9)	2.6	(h)	(19.1)
Net Income (Loss)	$(21.2)	$(1.7)	$4.7		$(14.8)

Earnings (Loss) Per Share
Basic	$(0.37)				$(0.26)
Diluted	$(0.37)				$(0.26)

Weighted Average Shares:
Basic	57.7				57.7
Diluted	57.7				57.7

      POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2006

(in millions, except per share amounts)

(Unaudited)

	Pogo	Less:
	Historical	Gulf of Mexico	Pro Forma
	Consolidated	Disposition (f)	Adjustments		Pro Forma

Revenue and Other Income
Oil & gas revenues	$1,375.4	$215.8	$—		$1,159.6
Other	369.6	—	—		369.6
Total	1,745.0	215.8	—		1,529.2
Operating Costs and Expenses
Lease operating	264.8	72.5	—		192.3
General and administrative	129.5	—	—		129.5
Exploration	31.8	0.1	—		31.7
Dry hole and impairment	106.6	12.1	—		94.5
DD&A	484.6	38.4	—		446.2
Production and other taxes	78.4	0.7	—		77.7
Natural gas purchases	56.0				56.0
Other	31.0	3.6	—		27.4
Total	1,182.7	127.4	—		1,055.3
Operating Income	562.3	88.4	—		473.9
Interest:
Charges	(148.1)	—	27.4	(g)	(120.7)
Income	1.8	—	—		1.8
Capitalized	77.7	3.8	0.6	(g)	74.5
Commodity Derivative Income (e)	7.3	—	—		7.3
Foreign Currency Transaction Loss	(1.7)	—	—		(1.7)
Income before Taxes	499.3	92.2	28.0		435.1
Income Taxes	53.1	32.3	9.8	(h)	30.6
Net Income	$446.2	$59.9	$18.2		$404.5

Earnings Per Share
Basic	$7.74				$7.02
Diluted	$7.68				$6.96

Weighted Average Shares:
Basic	57.6				57.6
Diluted	58.1				58.1

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Combined Supplemental Oil and Gas Disclosures

(Unaudited)

The following pro forma estimated reserve quantities and estimated standardized measure of discounted future net cash flows show the effect of the disposition as if it had occurred on December 31, 2006 (dollars expressed in millions).

		Less:
	Historical	Gulf of Mexico
	Consolidated	Disposition	Pro Forma
Proved:
Oil, Consensate and Natural Gas Liquids (Bbls.)	163,334,930	14,794,000	148,540,930
Natural Gas (MMcf.)	1,232,970	37,470	1,195,500

Proved Developed:
Oil, Consensate and Natural Gas Liquids (Bbls.)	123,602,975	11,539,000	112,063,975
Natural Gas (MMcf.)	938,341	24,267	914,074

Future gross revenues	$14,339.0	$1,077.1	$13,261.9
Future production costs	(4,193.9)	(165.4)	(4,028.5)
Future development and abandonment costs	(1,575.9)	(187.9)	(1,388.0)
Future net cash flows before income taxes	8,569.2	723.8	7,845.4
Discount at 10% per annum	(4,091.1)	(180.3)	(3,910.8)
Discounted future net cash flows before income taxes	4,478.1	543.5	3,934.6
Future income taxes, net of discount at 10% per annum	(1,125.2)	(170.0)	(955.2)
Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$3,352.9	$373.5	$2,979.4

The standardized measure of discounted future net cash flows does not purport to present the fair value of the Company’s oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

POGO PRODUCING COMPANY & SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

a)              Represents cash proceeds of $419.5 million from the Gulf of Mexico Disposition, less purchase price adjustments of $3.9 million arising between the effective date of April 1, 2007 and closing date of June 8, 2007.

b)             Represents adjustments to remove the carrying value of the properties sold and the associated accumulated amortization and asset retirement obligation as of March 31, 2007.

c)              Represents the assumed current income taxes payable associated with the gain on sale and the reversal of historic deferred taxes on the properties sold as of March 31, 2007, which were calculated using the 35% statutory U.S. federal tax rate.

d)             Represents the assumed gain associated with the Gulf of Mexico Disposition, which has been calculated as  follows:

Proceeds	$419.5
Less:
Purchase price adjustments	(3.9)
Carrying value of properties	(216.0)
Asset retirement obligation	50.2
Transaction costs	(0.3)
Pre-tax gain	$249.5
Income taxes @ 35%	(87.3)
Pro-forma gain on the disposition, net of tax	$162.2

The actual gain will depend on the book values of the disposed properties and related liabilities at the closing date. The gain has not been reflected in the accompanying pro forma condensed consolidated income statements.

e)              Represents $0.8 million of deferred losses (net of tax of $0.4 million) in accumulated other comprehensive income as of March 31, 2007, that will be reclassified to earnings due to the loss of hedge accounting on certain derivative contracts designated as hedges against a portion of the Company’s Gulf of Mexico production. This one time charge is based on the fair value of the Company’s derivative contracts as of March 31, 2007. The actual charge will be based on the fair value of these derivative contracts subsequent to March 31, 2007, when the transaction is completed. Subsequent to the sale, the derivative contracts previously associated with the Gulf of Mexico disposition will continue to be carried on the Company’s balance sheet at fair value with changes in fair value reflected on a mark to market basis in its income statement. For purposes of the pro forma income statement presentation, we have not reflected any mark-to-market adjustments associated with the changes in fair value of the derivative contracts that will lose hedge accounting in conjunction with the Gulf of Mexico Disposition.

f)                Represents adjustments to remove the historical revenues, operating expenses, and capitalized interest associated with the properties subject to the Gulf of Mexico disposition and the related income taxes calculated using the 35% statutory U.S. federal tax rate.

g)             Represents adjustments resulting from the reduction of outstanding senior debt under the Company’s revolving credit facility using the proceeds from the Gulf of Mexico Disposition. Adjustments to interest expense and interest capitalized were calculated using weighted average interest rates of 6.6% and 6.8% for the periods ended December 31, 2006 and March 31, 2007, respectively.

h)             Represents income tax expense on the pro forma adjustments calculated using the 35% statutory U.S. federal tax rate.